UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 8, 2008

Alternative Construction Technologies, Inc. f/k/a Alternative Construction Company, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

0-128191	20-1776133
(Commission File Number)	(IRS Employer Identification No.)

2910 Bush Drive, Melbourne, FL	32935
(Address of Principal Executive Offices)	(Zip Code)

(321) 421-6601
Registrant’s telephone number, including area code

(Former name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A DEFINITVE MATERIAL AGREEMENT.

On January 2, 2008, Solar 18 ACTech Panel, Inc. was formed as a Florida corporation in the furtherance of the goals set forth in a Joint Venture Agreement dated November 10, 2007 between Alternative Construction Technologies, Inc. (the “Company”) and one it its subsidiaries, Alternative Construction Consulting Services, Inc. (“ACCS”) and Atlan Holdings International, Inc. (“Atlan”) for the design, development, manufacture and sale of a solar structural insulated panel (the “Solar Panel”) utilizing the ACTech® Panel System. As part of the agreement, Atlan Holdings International, Inc. will utilize its patent pending solar technology to develop this Solar Panel. As part of this agreement, Atlan agreed to contribute all its scientific research, product design and product testing of the Solar 18 ACTech® Panel to the Joint Venture and the Company has agreed to provide materials, equipment and a production line for the new product line. The respective ownership interest in the Joint Venture is 75% for the Company, 5% for ACCS and 20% for Atlan. A prototype of the Solar 18 ACTech® Panel is projected to be delivered in the second quarter of 2008 with commercial roll-out to occur in the third or fourth quarter of 2008. The Joint Venture Agreement has a term of 5 years, with rights to renew for two additional five-year terms.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

Not Applicable.

(b)	Pro Forma Financial Information

Not Applicable.

(c)	Exhibits

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERNATIVE CONSTRUCTION TECHNOLOGIES, INC.

/s/ Michael Hawkins
Michael Hawkins Chief Executive Officer

Date: January 8, 2008